As filed with the Securities and Exchange Commission on October 21, 2010

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERA BRADLEY, INC.

(Exact Name of registrant as specified in its charter)

Indiana	27-2935063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2208 Production Road Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)

Vera Bradley, Inc. 2010 Equity and Incentive Plan

(Full title of the plan)

Michael C. Ray

Chief Executive Officer

Vera Bradley, Inc.

2208 Production Road

Fort Wayne, Indiana 46808

(Name and address of agent for service)

(877) 708-8372

(Telephone number, including area code, of agent for service)

copy to:

Steven J. Gavin, Esq.

Arlene K. Lim, Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller Reporting Company	☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, without par value	6,076,001 shares(2)	$16.00(3)	$97,216,016(3)	$6,931.50

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, without par value, which may be issued pursuant to the Vera Bradley, Inc. 2010 Equity and Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Shares available for grant, but not yet granted as of the date of this registration statement under the Vera Bradley, Inc. 2010 Equity and Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the initial public offering price of $16.00 per share of the Registrant’s common stock as set forth on the cover of the Registrant’s Prospectus dated October 20, 2010 relating to its initial public offering.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We shall send or give to each participant in the Vera Bradley, Inc. 2010 Equity and Incentive Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Vera Bradley, Inc., an Indiana corporation (“Vera Bradley” or the “Registrant”), with the Commission are incorporated by reference in this Registration Statement:

(a) Vera Bradley’s Prospectus filed with the Commission on October 21, 2010 pursuant to Rule 424(b) under the Securities Act relating to Vera Bradley’s Registration Statement on Form S-1, as amended (Registration No. 333-167934); and

(b) The description of Vera Bradley’s common stock, without par value, contained in Vera Bradley’s Registration Statement on Form 8-A filed with the Commission on October 19, 2010 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by Vera Bradley pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by Vera Bradley under Items 2.02 or 7.01 of any current report on Form 8-K that Vera Bradley may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Indiana Business Corporation Law

Chapter 37 of the Indiana Business Corporation Law (as amended from time to time, the “IBCL”) authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith, which means, in the case of official action, they reasonably believed the conduct was in the corporation’s best interests, and in all other cases, they reasonably believed the action taken was not against the best interests of the corporation, and in the case of criminal proceedings they had reasonable cause to believe the action was lawful or there was no reasonable cause to believe the action was unlawful. Chapter 37 also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.

Vera Bradley’s second amended and restated articles of incorporation and bylaws provide for indemnification, to the fullest extent permitted by the IBCL, of Vera Bradley’s directors, officers and employees against liability and reasonable expenses that may be incurred by them in connection with proceedings in which they are made a party by reason of their relationship to the company.

Indemnification Agreements

Vera Bradley has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the IBCL. These indemnification agreements may require Vera Bradley, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require Vera Bradley to advance all expenses incurred by the directors or executive officers in investigating or defending any such action, suit or proceeding. However, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to Vera Bradley (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses that the court shall deem proper).

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation of Vera Bradley, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file number 333-167934).

4.2	Amended and Restated Bylaws of Vera Bradley, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, file number 333-167934).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, file number 333-167934).

4.4	Vera Bradley, Inc. 2010 Equity and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, file number 333-167934).

5.1	Opinion of Ice Miller LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Ice Miller LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

Item 9. Undertakings.

Vera Bradley hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Vera Bradley pursuant to Section 13 or Section 15(d) of the Exchange Act.

(a)(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) Vera Bradley hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of Vera Bradley’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Vera Bradley pursuant to the foregoing provisions, or otherwise, Vera Bradley has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Vera Bradley in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Vera Bradley will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Wayne, State of Indiana on this 21st day of October, 2010.

VERA BRADLEY, INC.

By:	/s/ Jeffrey A. Blade
Jeffrey A. Blade Executive Vice President - Chief Financial and Administrative Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Michael C. Ray and Jeffrey A. Blade his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael C. Ray Michael C. Ray	Director and Chief Executive Officer (principal executive officer)	October 21, 2010

/s/ Jeffrey A. Blade Jeffrey A. Blade	Executive Vice President - Chief Financial and Administrative Officer (principal accounting and financial officer)	October 21, 2010

/s/ Barbara Bradley Baekgaard Barbara Bradley Baekgaard	Director	October 21, 2010

/s/ Robert J. Hall Robert J. Hall	Director	October 21, 2010

/s/ John E. Kyees John E. Kyees	Director	October 21, 2010

/s/ Patricia R. Miller Patricia R. Miller	Director	October 21, 2010

/s/ P. Michael Miller P. Michael Miller	Director	October 21, 2010

/s/ Edward M. Schmults Edward M. Schmults	Director	October 21, 2010

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Document

4.1	Second Amended and Restated Articles of Incorporation of Vera Bradley, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file number 333-167934).

4.2	Amended and Restated Bylaws of Vera Bradley, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, file number 333-167934).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, file number 333-167934).

4.4	Vera Bradley, Inc. 2010 Equity and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, file number 333-167934).

5.1	Opinion of Ice Miller LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Ice Miller LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).